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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)   June 16, 1998
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                                ELECTROPURE, INC.
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             (Exact name of registrant as specified in its charter)



        CALIFORNIA                      0-16416                  33-0056212
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State or other jurisdiction           (Commission              (IRS Employer
     of Incorporation                 file number)           Identification No.)


            23456 SOUTH POINTE DRIVE, LAGUNA HILLS, CALIFORNIA 92653
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, include area code   (949) 770-9347
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                                      NONE
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          (Former name or former address, if changed since last report)




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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On June 16, 1998, the Company retained the independent accounting firm of Kelly & Company to conduct an audit of its financial statements for the fiscal years ended October 31, 1997 and 1998. For the Company's fiscal years ended October 31, 1996 and 1997, the financial statements were subject to going concern qualifications and an uncertainty as to the outcome of certain litigation and claims, but were not otherwise qualified or modified as to audit scope, or accounting principles by Alex N. Chaplan & Associates. During the two fiscal years ended October 31, 1996 and 1997, and since October 31, 1997, there were not any disagreements with Alex N. Chaplan & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Alex N. Chaplan & Associates, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, nor were there any "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K. During the two fiscal years ended October 31, 1996 and 1997, and between October 31, 1997 and June 16, 1998, Registrant did not consult with Kelly & Company on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements or any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined above).

The change in independent public accountants has delayed the Company's ability to finalize the audit for the October 31, 1998 fiscal year and the filing of the Form 10-KSB for such year as well as the Form 10-QSB for the first quarter of fiscal 1999. The Company expects to file the form 10-KSB on or before April 26, 1999 and then promptly arrange for the annual meeting of shareholders.

ITEM 5. OTHER MATERIALLY IMPORTANT EVENTS

On January 15, 1999, the Company sold one million shares of its Series B Convertible Preferred Stock ("Series B Preferred Stock") to Anthony M. Frank who was and is a major shareholder of the Company in a private transaction for $1,000,000. The Series B Preferred Stock is convertible into one million shares of the Company's common stock in whole or in part at any time by its holder. The Series B Preferred Stock is automatically convertible on the same basis if either of two events occur: a) the Company makes a public offering of any of its securities, or b) the Company's securities are admitted for listing on a national securities exchange market system or the NASDAQ system. In the event the number of shares of the Company's common stock is increased or decreased as a result of a stock split, stock dividend, reverse stock split, or otherwise, the number of shares of common stock into which each share of Series B Preferred Stock may be converted shall concurrently be proportionately issued or decreased. The Series B Preferred Stock has not rights for participation in any new or additional issuances of any Company equity instruments.

Each share of Series B Preferred Stock is entitled to four votes on all matters, including the election of directors and shall vote as a single class along with the Common Stock, Class B


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Common Stock and Convertible Preferred Stock. Currently, Mr. Frank has 34.3% of
the outstanding voting power of all classes of the Company's stock.

In any liquidation or dissolution of the Company, the holders of the Series B Preferred Stock will be entitled to a liquidation preference of $1 per share.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

On or about February 15, 1999, the Company filed a complaint in the Orange County Superior Court of California, Case No. 805529, against Wyatt Technology Corporation ("Wyatt Technology") for breach of the October, 1997 Technology Transfer Agreement (the "Agreement") by which the Company obtained a license to use and develop certain laser-based technology and patents held by Wyatt Technology. On or about March 9, 1999, the parties entered into a stipulation providing, among other things, that pending the final resolution of the Company's lawsuit against Wyatt Technology, neither Wyatt Technology, nor any of its agents, servants, employees, representatives or other persons acting in concert or participating with them, will engage in negotiations with any third party regarding the licensing, use, dissemination, sale or transfer of any of the technology which is the subject of the Technology Transfer Agreement; nor provide the use of or disseminate in any way, any of that technology to any third party.

On or about February 23, 1999, Wyatt Technology filed a cross-complaint against the Company, Anthony M. Frank, individually; and 25 unnamed "Doe" defendants for relief based on alleged (1) breach of contract; (2) rescission of contract; (3) fraud; (4) declaratory relief; and (5) intentional interference with economic relationship. The Company was unaware of the filing of this cross-complaint until several days after it was served on the Company, through the Company's counsel, on or about March 11, 1999.

Clifford J. Wyatt, who was appointed to the Company's Board of Directors on or about August 3, 1998 as a direct result of the Agreement, is an executive officer of Wyatt Technology and owns 7.47% of its shares. Immediately prior to and since this litigation was filed, repeated demands have been made for the Company's financial information by Mr. Wyatt personally and through his counsel, which counsel also represents Wyatt Technology Corporation in the referenced litigation. In view of the current legal controversy, the Company has suggested to such counsel that Mr. Wyatt's position as a Director of the Company appears to be in direct conflict with his employment by and ownership interests in Wyatt Technology. Still, Mr. Wyatt continued to demand financial information of the Company citing his rights as a Director to such information.

In acquiescence to these repeated demands, on or about March 3, 1999, the Company provided Mr. Wyatt with a draft (dated as of February 11, 1999) of its Form 10-KSB for the fiscal year ended October 31, 1998. Although the Company believes that such draft was accurate as of such February 11, 1999 date, the draft was not intended for dissemination and Mr. Wyatt was clearly advised that the financial statements and disclosures were subject to adjustment and updating.



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A second draft (dated March 5, 1999) was provided to Mr. Wyatt and reflected current information known to the Company as of such date. This draft was sent to Mr. Wyatt on or about March 12, 1999 at which time the Company's management had not yet been informed by its counsel of the cross-complaint filed by Wyatt Technology.

On or about April 14, 1999, after normal business hours, Mr. Wyatt sent a letter by facsimile transmission to the Company whereby he finally resigned as a Director of Electropure, Inc. citing, as reasons for doing so, many of the same allegations contained in the cross-complaint filed by Wyatt Technology against the Company, including alleged misstatements in the draft Form 10-KSB about the Company's business and in particular, the technology acquired from Wyatt Technology. In fact, the Company has funded substantial research and development efforts for such technology. The Company believes that Mr. Wyatt's comments are without merit. Mr. Wyatt's resignation was effectively received by the Company on April 15, 1999 and is hereby being disclosed in accordance with his request.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

        (b)    EXHIBITS:

               16.1  Letter from Alex N. Chaplan & Associates dated
April 8, 1999.

               17.1 Letter of resignation from Clifford D. Wyatt dated April 14, 1999.

               Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ELECTROPURE, INC.
                                      (Registrant)

                                      /S/ CATHERINE PATTERSON
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                                      Catherine Patterson
                                      Chief Financial Officer

April 19, 1999



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                                 EXHIBIT INDEX
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   Exhibit
   Number                   Description
   -------                  -----------
    16.1           Letter from Alex N. Chaplan & Associates dated
                   April 8, 1999.

    17.1           Letter of resignation from Clifford D. Wyatt dated
                   April 14, 1999.